UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2009

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2009 we filed Articles of Amendment to our Restated Articles of Organization with the Secretary of the Commonwealth of Massachusetts, which effected a one-for-ten reverse stock split of our outstanding common stock. The reverse stock split became effective at 11:59 p.m. Boston time on May 26, 2009, at which time each ten (10) outstanding shares of our common stock were automatically combined into one (1) share of common stock. The full text of the Articles of Amendment to our Restated Articles of Organization filed with the Secretary of the Commonwealth of Massachusetts is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The reverse stock split reduced the number of our outstanding shares of common stock from approximately 104,391,892 to 10,438,794, but each shareholder’s percentage ownership interest and proportional voting power will remain virtually unchanged, except for minor changes that will result from the cashing out of fractional shares created by the reverse stock split. We will not issue any fractional shares resulting from the reverse stock split and will instead pay shareholders the cash value of any fractional shares that would have otherwise been issued. In addition, proportional adjustments will be made to our equity awards, equity compensation plans, outstanding warrants and Series D Preferred Stock to adjust for the reverse stock split.

As of the opening of the Nasdaq Capital Market on May 27, 2009, our common stock will begin trading at the split-adjusted level. For a period of 20 trading days our common stock will trade on a post-split basis under the trading symbol “GTCBD.” After this 20-day trading period our common stock will resume trading under “GTCB.”

Our transfer agent, American Stock Transfer & Trust Co., will send instructions to shareholders of record regarding the exchange of outstanding stock certificates for new stock certificates representing post-split shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to the Restated Articles of Organization of GTC Biotherapeutics, Inc., filed with the Secretary of the Commonwealth of Massachusetts on May 26, 2009. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: May 26, 2009	By:	/s/ Geoffrey F. Cox
Geoffrey F. Cox
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Restated Articles of Organization of GTC Biotherapeutics, Inc., filed with the Secretary of the Commonwealth of Massachusetts on May 26, 2009. Filed herewith.